Exhibit (16)

POWER OF ATTORNEY

Each Undersigned Trustee and Officer of MassMutual Select Funds and MassMutual Premier Funds, does hereby severally constitute and appoint Andrew M. Goldberg, Jill Nareau Robert, and Brian McCabe, and each of them individually, as his or her true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”), with full power to each of them to sign for him or her, and in his or her name, the Registration Statements on Form N-14, including pre-effective and post-effective amendments to said Registration Statements, in connection with the acquisition of the assets and the assumption of the liabilities by the indicated series of MassMutual Select Funds and MassMutual Premier Funds of the indicated series of MassMutual Select Funds as indicated below:

Selling Fund		Acquiring Fund
MassMutual Growth Opportunities Fund (a series of MassMutual Select Funds)	⇒	MassMutual Blue Chip Growth Fund (a series of MassMutual Select Funds)
MassMutual Fundamental Value Fund (a series of MassMutual Select Funds)	⇒	MassMutual Diversified Value Fund (a series of MassMutual Select Funds)
MassMutual Strategic Bond Fund (a series of MassMutual Select Funds)	⇒	MassMutual Core Bond Fund (a series of MassMutual Premier Funds)

This Power of Attorney authorizes each Attorney-in-Fact to file the Registration Statements with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, with the securities commissioner of any state, or with other regulatory authorities, granting unto them, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratify and confirm all that said Attorneys-in-Fact or any of them may lawfully do or cause to be done by virtue thereof.

This Power of Attorney authorizes each Attorney-in-Fact to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such Registration Statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each Undersigned has set his or her hand on the date set forth below.

Signature	Title	Date
/s/ Douglas Steele	President	June 25, 2024
Douglas Steele	(Principal Executive Officer)

/s/ Renee Hitchcock	Chief Financial Officer and Treasurer	June 17, 2024
Renee Hitchcock	(Principal Financial Officer)

/s/ Susan B. Sweeney	Chairperson and Trustee	June 17, 2024
Susan B. Sweeney

/s/ Nabil N. El-Hage	Trustee	June 17, 2024
Nabil N. El-Hage

/s/ Maria D. Furman	Trustee	June 17, 2024
Maria D. Furman
1

/s/ Paul LaPiana	Trustee	June 17, 2024
Paul LaPiana

/s/ R. Bradford Malt	Trustee	June 17, 2024
R. Bradford Malt

/s/ C. Ann Merrifield	Trustee	June 17, 2024
C. Ann Merrifield

/s/ Clifford M. Noreen	Trustee	June 17, 2024
Clifford M. Noreen

/s/ Cynthia R. Plouché	Trustee	June 17, 2024
Cynthia R. Plouché

/s/ Jason J. Price	Trustee	June 17, 2024
Jason J. Price

2